Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of K2 Inc. on Form S-4 of our report dated January 31, 2003 on the consolidated financial statements of Brass Eagle Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ CROWE CHIZEK AND COMPANY LLC Crowe Chizek and Company LLC

Oak Brook, Illinois

December 4, 2003